GRANT PRIDECO, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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TABLE OF CONTENTS
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GRANT PRIDECO, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I
PURPOSE
     1.1 Purpose of Plan. The purpose of the Plan is to advance the interests of Grant Prideco, its Affiliates and its owners by attracting and retaining in its employ highly qualified individuals for the successful conduct of its business.
     1.2 ERISA Status. The Plan is intended to qualify for certain exemptions under Title I of ERISA relating to plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
     2.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.
     (1) “Actuarial Equivalent” means the lump sum amount that is equal in value to a Participant’s Pension determined pursuant to Article IV, based on an interest rate equal to the Average Interest Rate and on mortality rate assumptions determined by using the 1983 Group Annuity Mortality Table (or some other prevailing mortality table selected by the Committee).
     (2) “Affiliate” means an Entity that is required to be treated as a single employer together with Grant Prideco for certain benefit plan purposes under section 414 of the Internal Revenue Code of 1986, as amended.
     (3) “Applicable Date” means the earliest of (a) the date the Participant ceases to participate in the Plan, (b) the date the Participant dies, (c) the date the Participant becomes Disabled, (d) the date of the Participant’s Separation From Service or (e) in the event the Participant’s benefits are payable under the Plan in a lump sum following a Change of Control, the date of such Change of Control.
     (4) “Applicable Interest Rate” means the annual rate of interest for any month of the 30-year Treasury Security Rate as published by the Treasury Department. Should any index cease to be published or should the Committee determine, in its sole discretion, that an index no longer represents an appropriate rate of return, the Committee may, in its sole discretion, replace the index.
     (5) “Assets” means assets of any kind owned by Grant Prideco, including, but not limited to securities of Grant Prideco’s direct and indirect subsidiaries.

     (6) “Average Interest Rate” means the arithmetic average of the Applicable Interest Rate for the longer of (a) the period beginning on January 1, 2003, and ending on the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date.
     (7) “Beneficial Owner” means a “beneficial owner” as defined in Securities and Exchange Commission Regulation Section 240.13d-3.
     (8) “Beneficiary” means the person designated by each Participant, on a form provided by the Company for this purpose, to receive the Participant’s distribution under Article V in the event of the Participant’s death. In order to be effective under the Plan, any form designating a Beneficiary must be delivered to the Committee before the Participant’s death. In the absence of such an effective designation of a Beneficiary, “Beneficiary” means the Participant’s spouse, or if there is no spouse on the date of the Participant’s death, the Participant’s executor or administrator or heirs at law if there is no administration of the Participant’s estate.
     (9) “Board” means the Board of Directors or other governing body of Grant Prideco or its direct or indirect parent.
     (10) “Cause” means:
          (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its Affiliates (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties, or
          (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
     (11) “Change of Control” means the occurrence of any of the following events:
          (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
          (b) the consummation of a Merger of Grant Prideco or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Grant Prideco outstanding immediately prior to such Merger own, directly or indirectly, at least 55 percent (55%) of the combined voting power of the Voting Securities of any of Grant Prideco, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
          (c) any Person who becomes a Beneficial Owner, directly or indirectly, of securities of Grant Prideco representing 30 percent (30%) or more of the combined voting power of Grant Prideco’s then outstanding Voting Securities, other than a Specified Owner;

          (d) a sale, transfer, lease or other disposition of all or substantially all of the Assets is consummated (an “Asset Sale”), unless:
               (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of Grant Prideco immediately prior to such Asset Sale own, directly or indirectly, 55 percent (55%) or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Grant Prideco’s Voting Securities immediately prior to such Asset Sale; or
               (2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
          (e) the stockholders of Grant Prideco approve a plan of complete liquidation or dissolution of Grant Prideco.
     (12) “Claimant” means a Participant or Beneficiary or an authorized representative of a Participant or Beneficiary who makes a claim for benefits under the Plan.
     (13) “Committee” means the Compensation Committee of the Board, or such other administrative committee that is appointed by the Board to administer the Plan.
     (14) “Company” means Grant Prideco and any Affiliate that adopts the Plan with the consent of Grant Prideco.
     (15) “Compensation” means cash remuneration paid to a Participant during a calendar year for services rendered to the Company, or that would have been paid by the Company to a Participant during the calendar year but for the Participant’s election to make a deferral under the Grant Prideco, Inc. 401(k) Savings Plan, the Grant Prideco, Inc. Nonqualified Deferred Compensation Plan, the Grant Prideco, Inc. Executive Deferred Compensation Plan, or other similar nonqualified deferred compensation arrangements, or a cafeteria plan described in section 125 of the Code, including and limited to regular base pay, merit and incentive bonuses (other than bonuses paid by the Company with respect to services for a predecessor employer that has not adopted the Plan or with respect to services performed by the Participant prior to his employment by the Company, as determined by the Committee in its sole discretion), commissions, short-term disability pay, vacation pay paid while the Participant is employed by the Company, vacation pay paid upon a Participant’s termination of employment, and retention bonuses. Compensation does not include change of control payments, sign-on bonuses, foreign service premiums or bonuses, position allowances, location coefficient payments, housing allowances, car allowances, goods and services allowances, tax gross-up payments, hypothetical tax payments, expense reimbursements, travel allowances, cash and non-cash fringe benefits, severance pay, relocation allowances or expense reimbursements, deferred compensation benefits, any income realized with respect to awards under the Company’s 2000 Stock Option and Restricted Stock Plan or the 2001 Stock Option and Restricted Stock Plan or any other long term incentive plan that may be adopted in the future, or benefits under any pension plan or welfare plan as defined in ERISA (whether or not paid under a program that is subject to regulation under ERISA).
     (16) “Disabled” means (i) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for which the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
     (17) “Early Retirement” means a Participant’s Separation From Service on or after the later of (i) his fifty-fifth (55th) birthday or (ii) the date he becomes vested pursuant to Article V, but prior to eligibility for Normal Retirement.
     (18) “Eligible Employee” means a highly compensated or management employee of the Company.
     (19) “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     (20) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     (21) “Formula Value” means Highest Average Compensation times the lesser of (i) two percent (2%) times Years of Service multiplied by the Participant’s Vested Percentage, or (ii) sixty percent (60%) multiplied by the Participant’s Vested Percentage.
     (22) “Good Reason” means:
          (a) the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in any employment agreement executed by the Participant and the Company, excluding for purposes of the Plan an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; or
          (b) any failure by the Company to comply with any of the provisions of any employment agreement between the Participant and the Company, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant.
     (23) “Grant Prideco” means Grant Prideco, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor by merger or otherwise.
     (24) “Highest Average Compensation” means the Participant’s average Compensation earned by a Participant during the three (3) consecutive complete calendar years of employment (or, if less, his complete calendar years of employment) within the last ten complete calendar years of his employment (or, if less, his complete calendar years of employment) prior to the Applicable Date that yield the highest average Compensation.
     (25) “Incumbent Director” means —
          (1) a member of the Board on January 1, 2003; or
          (2) an individual-
          (a) who becomes a member of the Board after January 1, 2003;
          (b) whose appointment or election by the Board or nomination for election by Grant Prideco’s stockholders is approved or recommended by a vote of at least two-thirds (2/3) of the then serving Incumbent Directors (as defined herein); and
          (c) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
     (26) “Merger” means a merger, consolidation or similar transaction.
     (27) “Normal Retirement” means a Participant’s Separation From Service on or after his sixtieth (60th) birthday.
     (28) “Participant” means an Eligible Employee who has been selected by the Committee as a Participant in the Plan until such Eligible Employee ceases to be a Participant in accordance with Article III of the Plan.
     (29) “Pension” means a series of annual payments for the life of the Participant determined pursuant to Article IV.
     (30) “Person” means any individual, entity or group that is a “person” within the meaning of Section 3(a)(9), 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.
     (31) “Plan” means the Grant Prideco, Inc. Supplemental Executive Retirement Plan, as amended from time to time.
     (32) “Section 409A” means section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury rules and regulations issued thereunder.
     (33) “Separation From Service” has the meaning ascribed to that term in Section 409A.
     (34) “Social Security Benefit” means twelve (12) times the projected monthly primary insurance amount under the Federal Social Security Act the Participant will be eligible to receive at age 62, calculated under the provisions of the Federal Social Security Act as in effect at the time of such calculation and using assumptions and indices approved by the Committee.
     (35) “Specified Employee” has the meaning ascribed to that term in Section 409A.

     (36) “Specified Owner” means any of the following:
          (1) Grant Prideco;
          (2) an Affiliate;
          (3) an employee benefit plan (or related trust) sponsored or maintained by Grant Prideco or any Affiliate;
          (4) a Person that becomes a Beneficial Owner of Grant Prideco’s outstanding Voting Securities representing 30 percent (30%) or more of Grant Prideco’s voting power of Grant Prideco’s then outstanding Voting Securities as a result of the acquisition of securities directly from Grant Prideco and/or its Affiliates; or
          (5) a Person that becomes a Beneficial Owner of Grant Prideco’s outstanding Voting Securities representing 30 percent (30%) or more of the combined voting power of Grant Prideco’s then outstanding Voting Securities of Grant Prideco as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Grant Prideco outstanding immediately prior to such Merger own, directly or indirectly, at least 55 percent (55%) of the combined voting power of the Voting Securities of any of Grant Prideco, the surviving entity or the parent of the surviving entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Grant Prideco outstanding immediately prior to such Merger.
     (37) “Vested Percentage” means the percentage of a Participant’s benefit which, pursuant to the Plan, is nonforfeitable. In the case of a death benefit payable under Section 4.5 or a disability pension payable under Section 4.7, a Participant’s “Vested Percentage” shall be 100 percent (100%).
     (38) “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     (39) “Years of Service” means the number of years of a Participant’s employment with Grant Prideco and Affiliates from his last date of hire to the Applicable Date, including any fractional years rounded to the nearest one-hundredth (100th) of one year. In addition, the Committee, in its sole discretion, may credit a Participant with Years of Service for service with Grant Prideco and Affiliates and employers other than Grant Prideco and Affiliates prior to his last date of hire. The Committee shall notify the Participant in writing of any such credit for prior service.
ARTICLE III
PARTICIPATION
     The Committee, in its sole discretion, shall select and notify in writing those Eligible Employees who shall participate in the Plan. An individual will become a Participant during the calendar year in which he is notified in writing by the Committee that he has been selected for participation in the Plan. The written notification will specify the effective date of the

Participant’s participation in the Plan. An Eligible Employee who has been selected by the Committee as a Participant shall continue to participate in the Plan until the earlier of (a) the date the Committee notifies the Participant that he is no longer eligible to participate in the Plan or (b) the date of his Separation From Service. A Participant who ceases to participate in the Plan pursuant to (a) of the preceding sentence shall be treated as if he had incurred a Separation From Service but his benefit shall not be payable until after his Separation From Service. An Eligible Employee who is rehired by the Company following his Separation From Service shall become a Participant only if such Eligible Employee is again selected to participate in the Plan by the Committee.
ARTICLE IV
BENEFITS
     4.1 Provision for Benefits. Benefits under the Plan shall constitute general obligations of the Company in accordance with the terms of the Plan. No amounts in respect of such benefits shall be set aside or held in trust, and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Company. (However, the Board may establish a trust(s) out of which the benefits hereunder may be paid, provided that the principal and income of such trust(s) are subject to the claims of the creditors of the Company in the event of insolvency as provided for under the terms of such trust(s)).
     4.2 Normal Retirement Benefit. The annual benefit in the event of Normal Retirement shall be equal to the Actuarial Equivalent of the Pension, which shall be derived from the following formula: Formula Value offset in all years by the Social Security Benefit. Payment of the Normal Retirement benefit shall begin on the date of the Participant’s or former Participant’s Separation From Service if he is not a Specified Employee or the date that is six months following his Separation From Service if he is a Specified Employee.
     4.3 Early Retirement Benefit. The annual benefit in the event of Early Retirement shall be equal to the Actuarial Equivalent of the Pension, which shall be derived from the following formula: Formula Value reduced by five percent (5%) times the number of years that the Participant’s or former Participant’s Early Retirement precedes his eligibility for Normal Retirement, and then offset in all years by the Social Security Benefit. Payment of the Early Retirement benefit shall begin on the date of the Participant’s or former Participant’s Separation From Service if he is not a Specified Employee or the date that is six months following his Separation From Service if he is a Specified Employee.
     4.4 Pre-Termination Cessation of Participation Benefit. The annual benefit in the event a Participant or former Participant ceases to participate in the Plan prior to his Separation From Service shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date of such cessation using his age as of such date, which shall be derived from the following formula: Formula Value reduced by five percent (5%) times the number of years that the cessation of participation precedes his eligibility for Normal Retirement, but no more than twenty-five percent (25%), and then offset in all years by the Social Security Benefit. The cessation benefit shall be accumulated at an interest rate for each calendar year equal to the average Applicable Interest Rate for the 12 months preceding such calendar year (or some other prevailing interest rate selected by the Committee) until payment of such benefit begins. Notwithstanding the foregoing, no cessation benefit shall be paid pursuant to this Section 4.4 unless the Participant’s or former Participant’s Separation From Service occurs on or after his eligibility for Early Retirement. Payment of the cessation benefit shall begin on the date of the Participant’s or former Participant’s Separation From Service if he is not a Specified Employee or the date that is six months following his Separation From Service if he is a Specified Employee.
     4.5 Pre-Termination Death Benefit. In the event the Participant or former Participant dies before he has otherwise incurred a Separation From Service but after becoming eligible for an Early Retirement or a Normal Retirement benefit under Section 4.3 or Section 4.4, the annual benefit payable to his Beneficiary shall be calculated as if the Participant’s or former Participant’s Separation From Service was an Early Retirement or Normal Retirement that occurred on the date of his death. In the event the Participant or former Participant dies before he has otherwise incurred a Separation From Service and prior to becoming eligible for Early Retirement, the benefit payable to his Beneficiary shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date he would have become eligible for Early Retirement, which shall be derived from the following formula: Formula Value reduced by five percent (5%) times the number of years that his death precedes his eligibility for Normal Retirement, but no more than twenty-five percent (25%), and then offset in all years by the Social Security Benefit, and which shall be discounted at an interest rate equal to the Average Interest Rate for the number of years that such Participant’s or former Participant’s death precedes the date he would have become eligible for Early Retirement. Notwithstanding the foregoing, if the Participant or former Participant dies after having become eligible for a Change of Control benefit under Section 4.8 but prior to the payment of such Change of Control benefit, the amount of the death benefit payable to his Beneficiary shall be the amount of such Change of Control benefit. Such death benefit shall be paid in a lump sum as soon as administratively feasible following the date of the Participant’s or former Participant’s death.
     4.6 Post-Termination Death Benefit. In the event the Participant or former Participant dies after his Separation From Service but prior to receiving all benefit distributions to which he was entitled, the remaining benefit distributions shall be paid to his Beneficiary.
     4.7 Disability Benefit. In the event the Participant or former Participant becomes Disabled prior to eligibility for Normal Retirement and before he has otherwise incurred a Separation From Service, the annual benefit payable to him shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date he would have become eligible for Normal Retirement using his age as of the date he would have become eligible for Normal Retirement, which shall be derived from the following formula: Formula Value offset in all years by the Social Security Benefit. Payment of such disability benefit shall be paid or begin to be paid on the Participant’s or former Participant’s sixtieth (60th) birthday.
     4.8 Change of Control Benefit.
     In the event a Participant or former Participant incurs a Separation From Service in connection with a Change of Control, he shall receive a Change of Control benefit that shall be equal to the benefit payable to him pursuant to Sections 4.2, 4.3, 4.4, as applicable, determined as if he had continued to work for the Company for three (3) years following the date of his Separation From Service, thereby resulting in an additional three (3) Years of Service and an additional three (3) years of age. If a Participant or former Participant is not eligible for a benefit pursuant to Sections 4.2, 4.3 or 4.4, his Change of Control benefit shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date he would have become eligible for Early Retirement, reduced by five percent (5%) times the number of years that the Separation From Service (reflecting the three (3) year increase) precedes his eligibility for Normal Retirement, but no more than twenty-five percent (25%), and then offset in all years by the Social Security Benefit, and which shall be discounted using an interest rate equal to the Average Interest Rate for the number of years that his Separation From Service (reflecting the three (3) year increase) precedes the date he would have become eligible for Early Retirement. The Change of Control benefit shall be paid to such Participant or former Participant in a lump sum on the date of his Separation From Service; provided, however, that to the extent required under Section 409A, the Change in Control benefit shall be paid to the Participant or Former Participant on the date that is six months following his Separation From Service if the Participant is a Specified Employee. If a lump sum distribution pursuant to this Section 4.8 is not permitted under Section 409A, his benefit hereunder shall be paid in the payment form selected by him under Section 6.2 or Section 6.3 for a benefit other than a disability benefit described in Section 4.7. If the Participant’s or former Participant’s benefit under this Section 4.8 is not payable to him immediately upon his Separation From Service in the form of a lump sum distribution, then, immediately upon the occurrence of a Change of Control, the Company shall transfer to a rabbi trust for the benefit of the Participant or former Participant an amount equal to the value of his Plan benefit. For purposes of this Section 4.8, if a Participant or former Participant incurs a Separation From Service after two years following the date of the Change of Control, he shall be deemed to have not incurred a Separation From Service in connection with a Change in Control.
     4.9 Involuntary Separation From Service Benefit.
     In the event a Participant or former Participant incurs a Separation From Service due to termination of his employment by the Company without Cause or due to his resignation for Good Reason, he shall receive a benefit that shall be equal to the benefit payable to him pursuant to Sections 4.2, 4.3, 4.4, as applicable, determined as if he had continued to work for the Company for three (3) years following the date of his Separation From Service, thereby resulting in an additional three (3) Years of Service and an additional three (3) years of age. If a Participant or former Participant is not eligible for a benefit pursuant to Sections 4.2, 4.3 or 4.4, his benefit shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date he would have become eligible for Early Retirement, reduced by five percent (5%) times the number of years that the Separation From Service (reflecting the three (3) year increase) precedes his eligibility for Normal Retirement, but no more than twenty-five percent (25%), and then offset in all years by the Social Security Benefit, and which shall be discounted using an interest rate equal to the Average Interest Rate for the number of years that his Separation From Service (reflecting the three (3) year increase) precedes the date he would have become eligible for Early Retirement. Payment of the benefit shall begin on the date of the Participant’s or former Participant’s Separation From Service if he is not a Specified Employee or the date that is six months following his Separation From Service if he is a Specified Employee. If the Participant or former Participant is a Specified Employee, then, immediately upon the occurrence of a Change of Control, the Company shall transfer to a rabbi trust for the benefit of the Participant or former Participant an amount equal to the value of his Plan benefit
ARTICLE V
VESTING
     The Participant’s Vested Percentage shall be 100 percent (100%) when (1) the Participant has both completed five (5) full years of Service and attained the age of fifty-five (55), (2) the Participant dies before he has otherwise incurred a Separation From Service, (3) the Participant becomes Disabled before he has otherwise incurred a Separation From Service, (4) a Change of Control occurs, (5) the Participant incurs a Separation From Service due to termination of the Participant’s employment by the Company without Cause, or (6) the Participant incurs a Separation From Service due to his resignation for Good Reason. Prior to the occurrence of any of the foregoing events, the Participant’s Vested percentage shall be zero percent (0%).
ARTICLE VI
PAYMENT OF BENEFITS
     6.1 Payment of Benefits. Subject to rules established by the Committee, the Participant may elect to receive the benefit to which he is entitled under the Plan in either (a) a lump sum, or (b) in equal annual installments for a period of from two (2) to twenty-five (25) years. Should a Participant elect payment in installments, such installments shall be calculated by applying the Average Interest Rate to the Actuarial Equivalent of the Participant’s benefit as determined under the appropriate section of Article IV herein so that the present value of the installments shall be equal to such Actuarial Equivalent.
     6.2 Initial Benefit Distribution Elections. Subject to rules established by the Committee, a Participant shall file a benefit distribution election directing how his benefit under Section 4.2, Section 4.3, Section 4.4, Section 4.7 or Section 4.9 shall be paid. Such benefit distribution election must be made on a form supplied by the Company for that purpose. Such benefit distribution election must be filed with the Company within 30 days after the Committee has selected the Participant for participation in the Plan.
     6.3 Change in Benefit Distribution Elections. In accordance with procedures established by the Committee, a Participant may elect to change the time and manner in which his benefit under Section 4.2, Section 4.3, Section 4.4, Section 4.7 or Section 4.9 shall be paid. Such change in benefit distribution election must be made on a form supplied by the Company for that purpose. No such change in benefit distribution election shall be effective unless (1) such change election does not take effect until at least 12 months after the date on which the election is made, (2) the change election is made not less than 12 months prior to the date on which the Participant’s benefits were scheduled to be paid or commence to be paid under the Participant’s distribution election in effect prior to the change election, and (3) the first payment with respect to which such change election is effective will be deferred for a period of at least five years from the date such payment would otherwise have been made. For purposes of this Section 6.3 installment payments shall be treated as a single payment.

     6.4 Reemployment of Participants. If a Participant who was to receive or had begun to receive payment of his benefit under the Plan is reemployed by the Company on a full-time basis, the payment of his benefit shall be suspended during the period of such reemployment. Upon the Participant’s subsequent Separation From Service, the Participant’s benefit shall be paid over the remainder of the period elected by the Participant; provided however, that if the Participant was selected to participate in the Plan pursuant to Article III during such period of reemployment, such Participant’s benefit shall be recomputed pursuant to the applicable provisions of the Plan to include service completed during the Participant’s period of reemployment, but the amount thereof shall be reduced by an amount which is the Actuarial Equivalent of the accumulated value of the benefit payments, if any, such Participant received prior to his reemployment.
ARTICLE VII
COMMITTEE
     7.1 Authority. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or appropriate for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any agreement or document related to the Plan in the manner and to the extent the Committee deems necessary or appropriate to carry the Plan into effect. The Committee’s interpretation of the Plan, and all decisions and determinations by the Committee with respect to the Plan, shall be final and binding on all parties.
     7.2 Delegation of Authority. The Committee may delegate any of its powers or responsibilities to one or more members of the Committee or any other person or entity.
     7.3 Procedures. The Committee may establish procedures to conduct its operations and to carry out its rights and duties under the Plan.
     7.4 Compensation and Expenses. The members of the Committee shall serve without compensation for their services, but all expenses of the Committee and all other expense incurred in administering the Plan shall be paid by the Company.
     7.5 Indemnification.
     (a) The Company shall indemnify the members of the Committee and/or any of their delegates against the reasonable expenses, including attorneys’ fees, actually and appropriately incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan (including any action or failure to act constituting negligence) and against all amounts paid by them in settlement thereof and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in a suit of final adjudication that such Committee member is liable for gross negligence, fraud, deliberate dishonesty or willful misconduct in the performance of his duties.

     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7.5, such person (the “Indemnified Party”) shall promptly notify the Company in writing. No indemnification provided for in Section 7.5(a) shall be available to any party who shall fail to give notice as provided in this Section 7.5(b) if the Company was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Company from any liability which it may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 7.5(a). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Company shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the party or parties opposing the Company and/or the Indemnified Party, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.
     7.6 Committee Discretion. The Committee has full and absolute discretion in the exercise of each and every aspect of the rights, power, authority and duties retained or granted it under the Plan, including without limitation, the authority to determine all facts, to interpret the Plan, to apply the terms of the Plan to the facts determined, to make decisions based upon those facts and to make any and all other decisions required of it by the Plan, such as the right to benefits, the correct amount and form of benefits, the determination of any appeal, the review and correction of the actions of any prior administrative committee, and the other rights, powers, authority and duties specified in this Section and elsewhere in the Plan. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Committee in the exercise of any of its rights, powers, authority or duties under the Plan shall be final and conclusive as to all parties, including without limitation all Participants, former Participants and beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE VIII
ADOPTION OF PLAN BY OTHER EMPLOYERS
     8.1 Adoption Procedure. Any Affiliate may, with the approval of the Board, adopt the Plan by:
     (1) a certified resolution or consent of its board of directors or an executed adoption instrument (approved by its board of directors) agreeing to be bound as a Company by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument; and
     (2) providing all information required by the Committee and the trustee, if any.
     8.2 Status After Adoption. The terms of the Plan will apply separately to each Affiliate adopting the Plan and its Participants in the same manner as is expressly provided for Grant Prideco and its Participants except that the powers of the Board and the Committee under the Plan shall be exercised by the Board and the Committee alone. Grant Prideco and each Affiliate that adopts the Plan shall bear the cost of providing Plan benefits for its own Participants. It is intended that the obligation of Grant Prideco and each Affiliate with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.
     8.3 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Employer shall become a part of the Plan. However, neither the adoption of the Plan and the trust, if any, by an Employer nor any act performed by it in relation to the Plan and the trust, if any, shall ever create a joint venture or partnership relation between it and any other Employer.
     8.4 Withdrawal of Participation by Adopting Affiliate. Any Affiliate that adopts the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate an Affiliate’s participation in the Plan at any time. The termination of the participation in the Plan by an Affiliate shall not, however, affect the rights of any Participant who is working or has worked for the Affiliate as to benefits accrued to the date of termination.
ARTICLE IX
AMENDMENT AND TERMINATION
     Grant Prideco retains the power to amend the Plan or to freeze the Plan at any time by action of the Board. Further, the Committee, in its sole discretion, may amend or freeze the Plan at any time. Grant Prideco retains the power to terminate the Plan at any time. No amendment or termination of the Plan shall adversely affect any Participant or Beneficiary with respect to his right to receive a benefit in accordance with Article IV, determined as of the later of the date that the Plan amendment or agreement to terminate the Plan is adopted or the date such Plan amendment or agreement to terminate the Plan is effective, unless the affected Participant or Beneficiary consents to such amendment or agreement. Accelerated lump sum distributions attendant to the termination of the Plan shall be made if, and only if, Grant Prideco determines to comply with all of the requirements of Section 409A with respect to accelerated distributions upon the termination of a nonqualified deferred compensation plan.
ARTICLE X
CLAIMS PROCEDURES
     10.1 Claim for Benefits. A Claimant may make a claim for Plan benefits by filing a written application for benefits with the Committee on such forms as the Committee may prescribe.
     10.2 Deadline for Notifications of Claim Determinations. If a Claimant’s claim for Benefits under the Committee is denied in whole or in part, the Committee will provide the Claimant a written notice of the claim decision within 90 days of receipt of the claim. This 90-day period may be extended one time by the Committee for up to 90 days, provided that the Committee notifies the Claimant, prior to the expiration of such 90-day period, of the circumstances requiring the extension of time and the date by which the Committee expects to render a decision. Claims not acted upon within the time prescribed herein shall be deemed denied for purposes of proceeding to the review stage.
     10.3 Contents of Notices of Claims Denials. When a claim is denied (an adverse determination) in full or in part, the Committee will provide the Claimant a written or electronic notification of the denial within the time frame specified in Section 10.1. This notice will:
     (a) explain the specific reasons for the adverse determination;
     (b) reference the specific Plan provisions on which the adverse determination is based;
     (c) provide a description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary; and
     (d) provide a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse claims determination on review.
     10.4 Appeals of Denied Claims.
     The Claimant will have 60 days after receiving the notice that the Claimant’s claim is denied to appeal the adverse determination in writing to the Committee. The Claimant may submit written comments, documents, records, and other information relevant to the claim, and such information will be taken into account during the review, without regard to whether it was submitted or considered in the initial claim determination. In addition, the Claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim.

     If no appeal of the adverse determination is made in writing to the Committee within 60 days after the Claimant’s receipt of the notice of denial, the denial of the claim is final.
     10.5 Deadlines for Notifications of Appeals Determinations.
     The Committee will notify the Claimant of its determination on review of an adverse claim determination within a reasonable period of time, but not later than 60 days from receipt of a request for review of the adverse determination. This 60-day period may be extended one time by the Committee for up to 60 days, provided that the Committee notifies the Claimant, prior to the expiration of such 60-day period, of the circumstances requiring the extension of time and the date by which the Committee expects to render a decision.
     10.6 Contents of Notices of Final Claims Determinations.
     Notice of the Plan’s claims decision will be given in writing or electronically. If the Claimant’s claim is denied in whole or in part the notification will include:
     (a) the specific reasons for the denial;
     (b) reference to the specific Plan provisions on which the decision was based;
     (c) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and
     (d) a statement of the Claimant’s right to bring a civil action in court under Section 502(a) of ERISA.
ARTICLE XI
MISCELLANEOUS
     11.1 Plan Does Not Affect the Rights of the Company or Employee. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employment of the Company or an Affiliate, to interfere with the rights of the Company or an Affiliate to discharge any Participant at any time or to interfere with a Participant’s right to terminate his employment at any time.
     11.2 Nonalienation and Nonassignment. No amounts payable or to become payable under the Plan to a Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same by a Participant or Beneficiary prior to distribution as herein provided shall be null and void.
     11.3 Tax Withholding. The Company shall have the right to deduct from any payments to a Participant or Beneficiary under the Plan any taxes required by law to be withheld with respect to such payments. In addition, the Company shall have the right to deduct from any

Participant’s base salary and compensation any applicable employment taxes or other required withholdings with respect to a Participant.
     11.4 Setoffs. As a condition to the receipt of any benefits hereunder, the Committee, in its sole discretion, may require a Participant or Beneficiary to first execute a written authorization, in the form established by the Committee, authorizing the Company to offset from the benefits otherwise due hereunder any and all amounts, debts or other obligations, of any kind or nature, owed to the Company by the Participant. Where such written authorization has been so executed by a Participant, benefits hereunder shall be reduced accordingly. The Committee shall have full discretion to determine the application of such offset and the manner in which such offset will reduce benefits under the Plan.
     11.5 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
     11.6 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
     11.7 Arbitration.
     (a) Except as otherwise provided in subparagraph (b) below, any dispute or controversy arising out of or in connection with the Plan as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be submitted to arbitration pursuant to the following procedure:
          (i) Either the Plan or the Participant may demand such arbitration in writing after the controversy arises, which demand shall include the name of the arbitrator appointed by the party demanding arbitration, together with a statement of the matter in controversy.
          (ii) Within 15 days after such demand, the other party shall name an arbitrator, or in default thereof, such arbitrator shall be named by the Arbitration Committee of the American Arbitration Association, and the two arbitrators so selected shall name a third arbitrator within 15 days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association.
          (iii) The Company shall bear all arbitration costs and expenses.
          (iv) The arbitration hearing shall be held at a site in Houston, Texas, to be agreed to by a majority of the arbitrators on ten business days prior written notice to the parties.
          (v) The arbitration hearing shall be concluded within ten days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within ten days after the close of the submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Section 11.7 shall be final and binding on all parties to the proceeding, and judgment on such award may be entered by either party in the highest court, state or federal, having jurisdiction.
     (b) During the pendency of any dispute or controversy pursuant to this Section 11.7, any payments under the Plan shall be suspended until the dispute is finally resolved. Notwithstanding the foregoing, the Participant shall be entitled to be reimbursed on a current basis for any expenses reasonably incurred for attorneys’ fees and disbursements in bringing such action and shall be entitled to specific performance of such right, and Participant may commence a legal action to enforce such right. The Company shall promptly (and in no event later than ten (10) business days after demand) reimburse the Participant for any expenses reasonably incurred for attorneys’ fees and disbursements in bringing such action.
     Amounts paid under this Section 11.7 are in addition to benefits provided under the Plan and shall not be offset against or reduce any other benefits provided under the Plan.
     (c) Except as otherwise provided, the parties stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of the Plan.
     11.8 Applicable Law. Except to the extent preempted by federal law, the terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas.
     11.9 Successors. The Plan shall be binding upon the Company and its successors and assigns, in accordance with its terms.
     11.10 Entire Agreement. The Plan document constitutes the entire Plan governing the Company and the Participant with respect to the subject matters herein and supersedes all prior written and oral and all contemporaneous written and oral agreements and understandings, with respect to the subject matters herein. The Plan may not be changed, either orally or in writing, except by an amendment enacted in accordance with Article IX.

     11.11 Duplication of Benefits. There shall be no duplication of benefits under the Plan. Accordingly, a Participant shall be entitled to receive the most valuable applicable benefit under Section 4.2, Section 4.3, Section 4.4, Section 4.7, Section 4.8, or Section 4.9 and no other benefit under any of such Sections shall apply to him. The only benefits payable under the Plan in the event of the death of the Participant shall be the benefits specified in Section 4.5 or Section 4.6, as applicable.
     11.12 Compliance With Section 409A. The Plan shall be operated in compliance with Section 409A and the provisions of Section 409A override any provisions of the Plan to the extent that they are inconsistent with Section 409A.
     IN WITNESS WHEREOF, Grant Prideco has caused this Plan to be executed by its duly authorized officer.

GRANT PRIDECO, INC.
By:	/s/ Philip A. Choyce
Title: Vice President & General Counsel
Date: April 1, 2007